Exhibit 99.1

Jaguar Health, Inc. Expects to File Third-Quarter 2018 Financial Results November 14th

Company to Host Conference Call Thursday, November 15, 2018 at 8:00 a.m. Eastern Time to Review Q3 Results and Provide Updates Regarding Mytesi® Commercial, Educational & Product Development Activities

San Francisco, CA (October 29, 2018): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), a commercial stage pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis, today announced that it expects to file its third-quarter 2018 financial results on Wednesday, November 14, 2018 on Form 10-Q with the U.S. Securities and Exchange Commission. The Company will host a conference call on Thursday, November 15, 2018 at 8:00 a.m. Eastern Time to discuss third-quarter results as well as current and planned commercial, educational and product development activities related to Mytesi (crofelemer), Jaguar’s first-in-class, FDA-approved anti-secretory human prescription drug. The call will also include an education session conducted by Dr. Pravin Chaturvedi regarding the distinct first-in-class mechanism of action of Mytesi. Dr. Chaturvedi is the Company’s chief scientific officer and chair of the Company’s Scientific Advisory Board.

Dial-In Instructions for Conference Call on November 15, 2018 at 8:00 a.m. Eastern Time Investors interested in listening to the live call should dial 800-289-0438 (Toll Free), 323-794-2423 (International). Please ask the operator to connect you to the call or provide the conference ID number: 3492327. A live webcast of the conference call will be available online which can be accessed on the investor relations section of the Jaguar website (click here). Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the webcast will be available on the investor relations section of Jaguar’s website (click here) for one year following the call. Also, a dial-in replay of the call will be available through November 29, 2018, at 844-512-2921 (U.S. Toll Free) or 412-317-6671 (International). Participants must use the following code to access the dial-in replay of the call: 3492327.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that Jaguar will file its third-quarter 2018 financial results on Wednesday, November 14, 2018 on Form 10-Q with the U.S. Securities and Exchange Commission, and the expectation that the Company will host a conference call on Thursday, November 15, 2018. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX